                                                                     Exhibit 1.2
                                                                     -----------

                                COMDISCO, INC.
                           (A Delaware Corporation)

                            SENIOR DEBT SECURITIES

                                                      August 3, 2000

                                TERMS AGREEMENT

To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois 60018

     Re:  Underwriting Agreement dated August 3, 2000

                            Senior Debt Securities
                            ----------------------

Title of Senior Debt Securities:    9 1/2% Notes Due August 15, 2003

Principal amount to be issued:      $500,000,000

Current ratings:                    Moody's Investors Service, Inc.:  Baa1
                                    Standard & Poor's:                BBB+
                                    Duff & Phelps Credit Rating Co.:  A-

Interest rate:                      9 1/2%

Interest Payment Dates:             February 15 and August 15 of each year,
                                    commencing February 15, 2001

Date of Maturity:                   August 15, 2003

Form and Denomination:              Fully registered in denominations of $1,000
                                    and integral multiples thereof.

Redemption provisions:              None

Sinking Fund requirements:          None

Delayed Delivery Contracts:         Not authorized

Public offering price:              9 1/2% plus accrued interest, if any, from
                                    August 8, 2000

Underwriting Discount:          .40%

Closing Date and location:      August 8, 2000 in offices of McBride
                                Baker & Coles, 500 West Madison Street,
                                40th Floor, Chicago, Illinois 60661

Rating Agencies applicable      Moody's Investors Service, Inc.,
to Sections 4 and 9 of          Standard & Poor's
the Underwriting Agreement:     and Duff & Phelps Credit Rating Co.


Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriters' interest in the Global Notes representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

                                                       Principal
Underwriter                                              Amount
-----------                                              ------

Salomon Smith Barney Inc.                             $300,000,000

Banc of America Securities LLC                          37,500,000

Bear, Stearns & Co. Inc.                                37,500,000

Deutsche Bank Securities Inc.                           37,500,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated      37,500,000

Banc One Capital Markets, Inc.                          25,000,000

Mellon Financial Markets, LLC                           25,000,000
                                                      ------------

     TOTAL                                            $500,000,000
                                                      ============

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

              [SIGNATURE PAGE FOR AUGUST 3, 2000 TERMS AGREEMENT]

SALOMON SMITH BARNEY INC.             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED


By: /s/ Michael S. Canmann            By: /s/ Michael G. O'Grady
   --------------------------------      -----------------------------------
Its: Authorized Signatory             Its: Authorized Signatory


BANC OF AMERICA SECURITIES LLC        BANC ONE CAPITAL MARKETS, INC.


By: /s/ Lily Chang                    By: /s/ Katherine Cokic
   --------------------------------      ------------------------------------
Its: Authorized Signatory             Its: Authorized Signatory


BEAR, STEARNS & CO. INC.              MELLON FINANCIAL MARKETS, LLC


By: /s/ Jacques de Saint Phalle       By: /s/ Leo Y. Au
   ---------------------------------     ------------------------------------
Its: Authorized Signatory             Its: Authorized Signatory


DEUTSCHE BANK SECURITIES INC.


By: /s/ R. Scott Flieger/Daniel Benton
   --------------------------------------
Its: Authorized Signatory


Accepted:


COMDISCO, INC.

By: /s/ John J. Vosicky
   -------------------------------------
Its: Authorized Signatory

                                       3